UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

Newcastle Investment Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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NEWCASTLE INVESTMENT CORP.

2012 ANNUAL MEETING OF STOCKHOLDERS

May 7, 2012

Supplement to the Proxy Statement dated March 28, 2012

This supplement to the proxy statement dated March 28, 2012 relates to the proxy being solicited by the Board of Directors of Newcastle Investment Corp. (the “Company”) for its 2012 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at The Hilton Hotel New York, Beekman Parlor, 1335 Avenue of the Americas, New York, New York, on May 7, 2012, at 8:00 a.m., Eastern Time, and at any adjournment or postponement of the Annual Meeting. The proxy statement for the Annual Meeting was first mailed to shareholders on or about March 28, 2012.

Subsequent to the mailing of the definitive proxy statement, the Company engaged the services of D.F. King & Co., Inc. to assist the Company in the solicitation of proxies for an estimated fee of $7,500. The Company has also agreed to reimburse D.F. King & Co. for reasonable out-of-pocket expenses incurred in connection with the proxy solicitation and to indemnify D.F. King & Co. against certain losses, costs and expenses.